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                                                                    EXHIBIT 99.2

                  ELECTION TO PARTICIPATE AND POWER OF ATTORNEY


         I hereby elect to participate in the Stock Purchase Loan Plan (the "Plan") of Fresh Foods, Inc. (the "Company") and agree to borrow $__________, or such lesser amount as the Company may determine, thereunder for the purpose of purchasing shares of the Company's Common Stock (the "Shares") through the Company-designated broker-dealer (which initially the Company has designated to be BancBoston Robertson Stephens Inc. (being from time to time the "Designated Broker-Dealer")), which will attempt to make privately-negotiated or open market purchases on behalf of participants, including me, as well as for participants in the corresponding program for non-employee directors. I understand that my election to participate is binding on me up to the dollar amount I have filled in above, subject to the availability of Shares from time to time.

         I hereby constitute and appoint the Designated Broker-Dealer as my true and lawful attorney-in-fact and agent (with full power of substitution) to act on my behalf, and in my name, place and stead, to purchase Shares with the proceeds of the above-described loan at prices prevailing from time to time and to cause such Shares to be registered in the manner indicated below. I understand that Shares will be purchased for participants through a single brokerage account (substantially in the name "Participants under the Fresh Foods, Inc. Stock Purchase Loan Programs") maintained by the Designated Broker-Dealer. I hereby grant to each of the Designated Broker-Dealer and the Company full power and authority to do and perform each and every act and thing necessary or proper to be done in the exercise of the foregoing rights, and the implementation and execution of the program and the transactions contemplated thereunder, as fully as I could do if personally present, and I hereby ratify and confirm all that either the Designated Broker-Dealer or the Company shall lawfully do or cause to be done by virtue hereof.

         I acknowledge that (i) I have received and reviewed a copy of the Prospectus dated February 8, 1999 covering the Shares to be acquired under the Plan as well as the Loan Agreement and form of promissory note attached thereto,
(ii) by completing, signing and returning this form and such Loan Agreement, I am agreeing to borrow the amount specified above (or such lesser amount determined by the Company) and to have the full amount of such loan applied by the Designated Broker-Dealer to the purchase(s) of the Shares and am authorizing the Designated Broker-Dealer to act on my behalf in carrying out such purchase(s), (iii) the amount of my loan may be reduced pro rata by the Company depending upon the availability of Shares for purchase and (iv) the loan will be made only in conjunction with, and subject to, the closing of the privately-negotiated or open market purchases referred to above and will be on the terms set forth in the Loan Agreement (which I have signed and am returning herewith) and the promissory note attached to the Loan Agreement (which I agree to sign and return upon the closing of the loan and Share purchase(s)).


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         I request that, upon the closing of the loan and Share purchase(s), the
Shares purchased on my behalf be registered in the manner indicated below and be delivered to the Company for safekeeping (check only one of the following):

                     [ ]   in the name of the individual signing below

                     [ ]   as tenants in common in the names of _____________
                           __________________________________________________

                     [ ]   as tenants by the entireties in the names of
                           __________________________________________________

                     [ ] as joint tenants with the right of survivorship and not as tenants in common in the names of
                           __________________________________________________

                     [ ]   other (specify): _________________________________


         WITNESS my signature below.


Date:  February 10, 1999                     ___________________________________
                                                        (Signature)

                                             Print Name:________________________
                                             Title:_____________________________
                                             Social Security No.________________


         THIS FORM AND THE LOAN AND STOCK PURCHASE AGREEMENT MUST BE COMPLETED, SIGNED AND RECEIVED BY JAMES E. HARRIS NO LATER THAN 12 NOON, EASTERN TIME, ON WEDNESDAY, FEBRUARY 10, 1999, IN ORDER FOR YOU TO BE ELIGIBLE TO PARTICIPATE IN THE INITIAL STAGE OF THE LOAN PROGRAM. SUBMISSION OF THESE DOCUMENTS BY FAX ((828) 459-3148) NO LATER THAN THE DEADLINE IS SATISFACTORY SO LONG AS THE SIGNED ORIGINALS ARE PROMPTLY DELIVERED AFTERWARD.


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